UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 5, 2015 (February 5, 2015)

ALTONA RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54919
(Commission File No.)

3414 Pino Circle
Las Vegas, Nevada 89121
(Address of principal executive offices and Zip Code)

(702) 738-8614
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01      CHANGES IN CONTROL OF THE REGISTRANT.

On February 2, 2015, Barry Underhill, our president, principal executive officer, secretary, principal financial officer, principal accounting officer, and a member of our board of directors transferred all of his right, title and interest in and to 5,000,000 restricted shares of our common stock owned by him to Good Source International Holding Group Limited, a corporation organized under the laws of the Territory of the British Virgin Islands ("Good Source").  The transaction with Good Source was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Regulation S promulgated under the Act.  The 5,000,000 shares of restricted common stock transferred by Mr. Underhill to Good Source constituted all of our shares owned by Mr. Underhill at the time of the transfer.

On February 2, 2015, Hui Deng, our treasurer and a member of our board of directors transferred all of his right, title and interest in and to 5,000,000 restricted shares of our common stock owned by her to Good Source International Holding Group Limited, a corporation organized under the laws of the Territory of the British Virgin Islands ("Good Source").  The transaction with Good Source was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Regulation S promulgated under the Act.  The 5,000,000 shares of restricted common stock transferred by Ms. Deng to Good Source constituted all of our shares owned by Ms. Deng at the time of the transfer.

Immediately prior to the foregoing transaction, the following table sets forth the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares.

Name and Address	Amount of
Beneficial Ownership	Beneficial Ownership	Percentage

Barry Underhill	5,000,000	41.60%
3414 Pino Circle
Las Vegas, Nevada 89121

Hui Deng	5,000,000	41.60%
19-3-9
Ling Yun Er Jie, Sha He Kou Qu
DaLian, Liao Ning, China

All Officers and Directors as a Group (2 people)	10,000,000	83.19%

Immediately after the foregoing transaction, the following table sets forth the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares.

Name and Address	Amount of
Beneficial Ownership	Beneficial Ownership	Percentage

Ying Nie	0	0%
3414 Pino Circle
Las Vegas, Nevada 89121

Barry Underhill (resigned)	0	0%
3414 Pino Circle
Las Vegas, Nevada 89121

Hui Deng (resigned)	0	0%
19-3-9
Ling Yun Er Jie, Sha He Kou Qu
DaLian, Liao Ning, China

All Officers and Directors as a Group (1 person)	0	0%

Good Source International Holding Group Limited	10,000,000	83,19%
Unit 8, 3/F, Qwomar Trading Complex, Blackbume Road, Port Purcell, Road Town, Totola, British Virgin Islands, VG1110

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS.

On February 5, 2015, Hui Deng resigned as our treasurer and as a member of our board of directors.  At the same time, Barry Underhill resigned as our president, principal executive officer, secretary, principal financial officer, and principal accounting officer.

Thereafter, on February 5, 2015, Mr. Underhill appointed Ms. Ying Nie to our board of directors and appointed Ms. Nie as our president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer.

Thereafter, on February 5, 2015, Mr. Underhill resigned as a member of our board of directors.

At the time of their resignations, neither Mr. Underhill nor Ms. Deng had any disagreements with us on any matter relating to our operations, policies, or practices.

The following is a summary of Ms. Nie's business experience.  From June 2012 to December 2014, Ms. Nie was Tax Manager of Boardroom Business Solutions Pte Ltd.  Her duties included preparation and review of income tax return for individuals and businesses; attending tax queries from client and tax authority; preparation and review of  GST (VAT) returns; providing tax advisory support to other business units within the group; providing GST consultancy to a mixed portfolio of corporate client; and, coaching and providing guidance to junior tax staff.  From October 2011 to June 2012, Ms. Nie was an Account Associates with Boardroom Business Solutions Pte Ltd.  Her duties included preparation of the management account for clients from heath, finance and marine industry; submission of quarterly GST (VAT) returns for clients; liaison between auditors and tax agents; preparation of payroll reports and calculations of CPF contributions; and, preparation of submission of employee tax returns.  From August 2005 to July 2008, Ms. Nie was an accountant with GSY Pharmaceutical Ltd.  Her duties included receipt of and processing of all invoices, expense forms and requests for payment; dealing with daily transactions for the petty cash and ensure that reconciliations are completed on a weekly basis; ensuring all filings were done in a timely and accurate manner; handling of all accounts receivables and payables; and, maintaining and preparing reports as required by senior management.  From January 2009 to February 2011, Ms. Nie attended Kaplan Financial Education Centre, Singapore where she succeeded in passing all 14 CPA papers in two years.  From September 2001 to July 2005, Ms. Nie attended Shanxi University of Finance and Economics, China where she graduated with a Bachelor of Science degree in financial management.

Ms. Nie was appointed to our board of directors because of her business experience.

Ms. Nie has not been assigned to any committees.  Further, there currently are no material plans or arrangements, whether or not written, to which Ms Nie is a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of February 2015.

ALTONA RESOURCES INC.

BY:	YING NIE
Ying Nie, President